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                                                                     EXHIBIT p.3

                       AMERICAN FIDELITY ASSURANCE COMPANY
                                 CODE OF ETHICS

         American Fidelity Assurance Company ("the Company") has long maintained a policy against certain personal trading activities as part of its general business ethics. The Company's Code of Ethics (the "Code") elaborates on this policy in conformity with the rules and regulations promulgated by the Securities and Exchange Commission.

         The implementation and enforcement of the Code furthers the Company's primary objective, that is, to place the interests of the Company's clients first. The Code also ensures that all personal securities transactions will be conducted with integrity and distinction, in such a manner so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Finally, the Code underscores the Company's fundamental concern that our personnel should avoid the appearance of impropriety and should not take advantage of their positions. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

         Violation of the Code may result in civil and criminal liability, or both, under the Federal Securities Laws. In addition, any transaction that is considered to have been improper, or that appears improper in light of subsequent developments, even though proper when made, is subject to reversal. Your compliance with the Code is a condition of employment, and willful violation of the Code may be cause for termination of employment.

         Please take the time to read carefully the Code. Please direct any questions you may have to the Compliance Committee. Please return a signed copy of the Code to the designated recipient as indicated on the signature page. Please retain a copy of the Code for your records.

I.       TO WHOM DOES THE CODE APPLY?

                  Generally, the Code applies to "ACCESS PERSONS" and their immediate families as defined in the Investment Company Act of 1940. You are an "Access Person" if you are:

                  o        a member of the board of directors;

                  o        an officer; or

                  o an employee who participates in the selection of the Company's portfolio securities or if you have access to information regarding the Company's impending purchase or sales of portfolio securities.

                  If you are an Access Person, the Code also applies to your immediate family that shares the same household with you and the Code also applies to trust accounts over which an Access Person has influence or control.

                  In addition, the Code further restricts certain activities with respect to subgroups of Access Persons, specifically:


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                  INVESTMENT PERSONNEL, who are (1) employees of the Company who, in connection with regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by the Company or (2) any natural person who controls the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

II.      WHAT ACTIVITIES ARE RESTRICTED?

         A. Restrictions on Participation in Initial Public Offerings and Private Placements

                  INVESTMENT PERSONNEL may acquire securities in a private placement for personal benefit only upon the receipt of approval from the Compliance Committee. Any Investment Personnel who has acquired securities in a private placement must disclose his or her position if he or she plays a material role in the Company's subsequent investment decision for a client account regarding the same issuer. After disclosure, the Company will provide for an independent review of the Company's investment decision by the Compliance Committee.

         B. Receipts of Certain Gifts, Favors, or Preferential Treatment from Participants in the Securities Industry

                  INVESTMENT PERSONNEL may not receive gifts, favors or preferential treatment from anyone in the securities industry that is reasonably valued in excess of $50.00 annually, where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity.

         C.       Service as a Director or Trustee on the Board of Another
                  Company

                  INVESTMENT PERSONNEL may serve as directors or trustees on the board of another company upon prior approval from the Company's Board.

III.     WHAT OTHER RESTRICTIONS APPLY?

         A.       Mandatory Blackout Period for Personal Security Transactions

                  The investment department will maintain a list of securities of client accounts that shall be deemed "Restricted Securities."

                  An ACCESS PERSON who has actual knowledge or who has reason to believe that the Company has a pending "buy" or "sell" in a security for a client account may not execute a transaction in that same security until that order is executed or withdrawn.

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         B.       Reporting Requirements

Access Persons who are also "interested persons" must comply with various reporting requirements. You are an "interested person" if you are an affiliated person or a member of the immediate family of an affiliated person, or if you serve or have served in one of various capacities (e.g., legal counsel or broker). Being a director alone will not subject you to all reporting requirements. Please confirm with a Compliance Committee member whether or not you are an interested person.

                  If you are not a interested person, you do not have to prepare an Initial Holdings Report or an annual holdings report as described below in Sections III B.1 and III B.2.

                  1. Initial Holdings Reports. All Access Persons who are also interested persons must submit an Initial Holdings Report within ten (10) days of becoming an Access Person. The Compliance Committee will notify you and supply you with the requisite form.

                  2. Annual Holdings Reports. If you are an interested Access Person, you must also complete an Annual Holdings Report. The Compliance Committee will notify you and supply you with the requisite form.

                  3. Quarterly Transaction Reports. All Access Persons who are also interested persons must complete a Quarterly Transaction Report within ten (10) days of the end of the calendar quarter. The Compliance Committee will notify you and supply you with the requisite form.

                  PLEASE NOTE THAT IF YOU ARE A DIRECTOR WHO HAD ACTUAL OR IMPUTED KNOWLEDGE DURING THE 15-DAY PERIOD BEFORE OR AFTER YOUR TRANSACTION IN A SECURITY THAT THE COMPANY PURCHASED OR SOLD THAT SECURITY OR CONSIDERED PURCHASING OR SELLING THAT SECURITY YOU MUST COMPLETE A QUARTERLY REPORT REGARDING THAT TRANSACTION.

                  PLEASE NOTE THAT YOU NEED NOT COMPLETE A QUARTERLY REPORT IF YOUR BROKER TRADE CONFIRMATIONS AND/OR ACCOUNT STATEMENTS THAT THE COMPANY RECEIVES WOULD PROVIDE DUPLICATE INFORMATION REGARDING THE RELEVANT TRANSACTIONS. PLEASE CONFIRM THE ADEQUACY OF YOUR BROKER TRADE CONFIRMATIONS AND/OR ACCOUNT STATEMENTS WITH A COMPLIANCE COMMITTEE MEMBER.

         CERTAIN EXEMPTIONS PLEASE NOTE, the above preclearance restrictions of
         Section III.A and the reporting requirements of Section III.B. do NOT apply to money market instruments, certificates of deposit, U.S. government securities and shares of mutual


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         Companies. In addition, personal transactions that involve securities of a company with a capitalization of at least $1 billion are also EXEMPT from this restriction.

IV.      WHAT OTHER COMPLIANCE PROCEDURES APPLY?

         A. The Company will engage in post-trade monitoring procedures to monitor personal investment activity by access persons after preclearance has been granted.

         B. Certification of Compliance with the Code - ACCESS PERSONS. You will be asked to certify, on an annual basis, that you have read and that you understand the Code and you recognize you are subject to the Code. The Company will require you to certify annually that you have complied with the Code's requirements and that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's requirements.

         C. The Company's management will prepare an annual report to the Company's Board of Directors that will:

                  1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  2. identify any violation(s) requiring significant remedial action during the past year; and

                  3. identify any recommended changes in existing restrictions or procedures based upon the Company's experience under the Code, evolving industry practices or development in applicable laws or regulations.

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                                 ACKNOWLEDGMENT

I certify that I have read and understand the Company's Code of Ethics and I recognize that I am subject to the Code. I have and will comply in all respects with the Code's requirements and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's requirements.






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                                   (signature)


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                                   (print name)

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                                   (date)



                  PLEASE RETURN ONE EXECUTED COPY OF THE CODE OF ETHICS TO THE COMPANY'S LEGAL DEPARTMENT, ATTENTION: STEVE GARRETT. PLEASE RETAIN THE ADDITIONAL COPY OF THE CODE FOR YOUR REFERENCE.



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